Exhibit 99.1

Virtusa Announces First Quarter Fiscal 2013 Consolidated Financial Results

•                  First quarter fiscal 2013 revenue of $76.2 million increased 3% sequentially and 25% year-over-year

•                  First quarter fiscal 2013 operating income of $6.9 million or 9.0% of revenue compared to $4.8 million or 7.8% of revenue in the year ago period

•                  First quarter fiscal 2013 diluted EPS increased 50% to $0.24, compared to diluted EPS of $0.16 in the year ago period

•                  Added 6 new clients during the first quarter fiscal year 2013

Westborough, MA — (July 30, 2012) Virtusa Corporation (NASDAQ: VRTU), a global IT services company that offers a broad spectrum of business consulting and outsourcing services, including IT consulting, technology implementation and application outsourcing services, today reported consolidated financial results for the first quarter fiscal year 2013, ended June 30, 2012.

First Quarter Fiscal 2013 Consolidated Financial Results

Revenue for the first quarter of fiscal 2013 was $76.2 million, an increase of 3% sequentially and 25% year-over-year. On a constant currency basis (1), first quarter revenue increased 3% sequentially and 26% year-over-year.

Virtusa reported income from operations of $6.9 million for the first quarter of fiscal 2013, compared to $7.1 million for the fourth quarter of fiscal 2012, and compared to $4.8 million for the first quarter of fiscal 2012.

Net income for the first quarter of fiscal 2013 was $6.1 million, or $0.24 per diluted share, compared to $5.8 million, or $0.23 per diluted share, for the fourth quarter of fiscal 2012, and compared to $4.0 million, or $0.16 per diluted share, for the first quarter of fiscal 2012.  Net income for the first quarter of fiscal 2013 included $0.4 million of foreign currency transaction gains compared to a gain of $0.3 million in the fourth quarter of fiscal 2012, and a loss of ($0.2) million in the first quarter of fiscal 2012.

The Company ended the first quarter of fiscal 2013 with $78.4 million of cash, cash equivalents, and short-term and long-term investments (2).  The Company generated cash from operations of $2.4 million during the first quarter of fiscal 2013.  During the first quarter of 2013, the Company repurchased $1.4 million of its common stock under its stock repurchase program.

Kris Canekeratne, Virtusa’s Chairman and CEO, stated, “We are pleased with our first quarter performance.  While the macroeconomic environment is challenging, we are seeing continued growth, including solid performance from BFSI.  Our heritage of building innovative solution sets and embracing change is being recognized by companies who realize that they must effectively compete in the Millennial Enterprise by adopting emerging technologies.”

Ranjan Kalia, Chief Financial Officer, said, “We are off to a solid start to fiscal 2013 with our first quarter revenue and operating profit growing double digits year-over-year.”  Mr. Kalia added, “We expect revenue momentum to continue for the remainder of the fiscal year, and we are well-positioned to meet our full fiscal year objectives of mid to high teens revenue growth and double digit EPS expansion.”

Financial Outlook

Virtusa management provided the following current financial guidance:

•                  Second quarter fiscal 2013 revenue is expected to be in the range of $78.5 to $80.5 million, with diluted EPS of $0.21 to $0.25.

•                  Fiscal year 2013 revenue is expected to be in the range of $320.0 to $330.0 million, with diluted EPS of $1.01 to $1.13.

The Company’s second quarter and fiscal year 2013 diluted EPS estimates assume an average share count of approximately 25.4 million and 25.5 million, respectively (assuming no further exercises of stock-based awards and no repurchases of the Company’s stock under its share repurchase program) and assume a stock price of $12.13, which was derived from the average closing price of the Company’s stock over the five trading days ended on July 27, 2012.  Deviations from this stock price may cause actual EPS to vary based on share dilution from Virtusa’s stock options and stock appreciation rights.

Conference Call and Webcast

Virtusa will host a conference call today, July 30, 2012 at 5:00 pm Eastern time to discuss the Company’s first quarter fiscal year 2013 financial results, current financial guidance, and other corporate developments.  To access this call, dial 877-741-4253 (domestic) or 719-325-4761 (international).  The passcode is 1645673. A replay of this conference call will be available through August 6, 2012 at 877-870-5176 (domestic) or 858-384-5517 (international).  The replay passcode is 1645673.  A live webcast of this conference call will be available on the “Investors” page of the Company’s website (www.virtusa.com), and a replay will be archived on the website as well.

About Virtusa Corporation

Virtusa provides end-to-end information technology (IT) services to Global 2000 companies. These services, which include IT consulting, application maintenance, development, systems integration and managed services, leverage a unique Platforming methodology that transforms clients’ businesses through IT rationalization. Virtusa helps customers accelerate business outcomes by consolidating, rationalizing, and modernizing their core customer-facing processes into one or more core systems.

Virtusa delivers cost-effective solutions through a global delivery model, applying advanced methods such as Agile and Accelerated Solution Design to ensure that its solutions meet the clients’ requirements. As a result, its clients simultaneously reduce their IT operations cost while increasing their ability to meet changing business needs.

Founded in 1996 and headquartered in Massachusetts, Virtusa has operations in North America, Europe, and Asia.

© 2012 Virtusa Corporation. All rights reserved.

Virtusa, Accelerating Business Outcomes, BPM Test Drive and Productization are registered trademarks of Virtusa Corporation. All other company and brand names may be trademarks or service marks of their respective holders.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial information as defined by Regulation G by the Securities and Exchange Commission. Virtusa presents constant currency revenue to provide insights into, and a framework for assessing, how Virtusa’s revenue performed excluding the effect of foreign currency rate fluctuations (see footnote (1) below for further detail). Virtusa also presents a reconciliation of its cash, cash equivalents, short term and long term investments which it believes provides insight into its cash position and overall liquidity (see footnote (2) below for further detail). While Virtusa’s management believes that these non-GAAP revenue measures and cash reconciliation presentations are useful in evaluating Virtusa’s revenue and cash position and overall liquidity, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

Footnotes

(1) To determine year-over-year constant currency revenue for the Company’s first quarter of fiscal 2013, revenue from entities reporting in U.K. pound sterling was converted into U.S. dollars at the average exchange rate in effect for the three months ended June 30, 2011 of 1.63 U.S. dollars to U.K. pounds sterling, rather than the actual exchange rate in effect for the three months ended June 30, 2012 of 1.57 U.S. dollars to U.K. pounds sterling. To determine sequential revenue change in constant currency for the Company’s first quarter of fiscal 2013, revenue from entities reporting in U.K. pounds sterling was converted into U.S. dollars at the average exchange rate in effect for the three months ended March 31, 2012 of 1.58 U.S. dollars to U.K. pounds sterling, rather than the actual exchange rate in effect for the three months ended June 30, 2012 of 1.57 U.S. dollars to U.K. pounds sterling.

(2) The Company considers the measure of cash, cash equivalents, short-term and long-term investments to be a more meaningful indicator of the Company’s overall liquidity.  All of the Company’s investments are classified as available-for-sale, including the Company’s long-term investments which consist of fixed income securities, including government agency bonds and municipal and corporate bonds, which meet the credit rating and diversification requirements of the Company’s investment policy as approved by the Company’s audit committee and board of directors.

Forward-Looking Statements

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, Virtusa’s expectations concerning management’s forecast of financial performance, the growth of our business, and management’s plans, objectives, and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Virtusa’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: Virtusa’s dependence on a limited number of clients as well as clients located principally in the United States and United Kingdom and in concentrated industries; Virtusa’s ability to hire and retain enough sufficiently trained IT professionals to support its operations; Virtusa’s ability to expand its business or effectively manage growth; Virtusa’s ability to sustain profitability or maintain profitable engagements; Virtusa’s ability to assimilate and integrate the operations of acquired businesses, including ALaS Consulting LLC; unanticipated acquisition related costs and negative effects on Virtusa’s reported results of operations from acquisition-related charges; Virtusa’s ability to achieve expected synergies and operating efficiencies in the acquisitions within expected time-frames or at all; restrictions on immigration or changes in immigration laws; the loss of any key member of Virtusa’s senior management team; increasing competition in the IT services outsourcing industry; Virtusa’s ability to attract and retain clients and meet their expectations; quarterly fluctuations in Virtusa’s earnings; client terminations or contracting delays, or delays in revenue recognition in any reporting period; Virtusa’s ability to successfully manage its billing and utilization rates and its targeted on-site to offshore delivery mix; technological innovation; Virtusa’s ability to effectively manage its facility, infrastructure and capacity needs; regulatory, legislative and judicial developments in Virtusa’s operations areas; political or economic instability in India or Sri Lanka; any reduction or withdrawal of tax benefits provided to Virtusa by the governments of India and Sri Lanka, or new legislation by such governments which could be harmful to Virtusa; wage inflation and increases in government mandated benefits in India and Sri Lanka; telecommunications or technology disruptions; worldwide economic and business conditions; currency exchange rate fluctuations of the Indian and Sri Lankan rupee, the U.S. dollar and the U.K. pound sterling; and the volatility of the market price of Virtusa’s common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Virtusa undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Virtusa, see the disclosure contained in Virtusa’s public filings with the Securities and Exchange Commission, including Virtusa’s Annual Report on Form 10-K for the fiscal year ended

March 31, 2012 and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.

Virtusa Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, unaudited)

	June 30, 2012	March 31, 2012

Assets:
Cash and cash equivalents	$48,179	$58,105
Short-term investments	25,240	23,055
Accounts receivable, net	54,158	58,789
Unbilled accounts receivable	11,451	7,634
Prepaid expenses	6,377	6,552
Deferred income taxes	4,674	3,693
Restricted cash	3,125	2,828
Other current assets	5,856	5,831
Total current assets	159,060	166,487

Property and equipment, net	31,907	32,843
Long-term investments	4,951	4,269
Deferred income taxes	8,518	8,348
Goodwill	35,472	35,472
Intangible assets, net	17,611	18,248
Other long-term assets	7,190	7,726
Total assets	$264,709	$273,393

Liabilities:
Accounts payable	$5,028	$8,649
Accrued employee compensation and benefits	13,120	17,844
Accrued expenses and other current liabilities	23,970	22,011
Income taxes payable	5,321	3,553
Total current liabilities	47,439	52,057
Long-term liabilities	3,982	3,162
Total liabilities	51,421	55,219

Stockholders’ equity	213,288	218,174
Total liabilities and stockholders’ equity	$264,709	$273,393

Virtusa Corporation and Subsidiaries

Consolidated Statements of Income

(In thousands except share and per share amounts, unaudited)

	Three Months Ended June 30,

	2012	2011

Revenue	$76,217	$61,045
Costs of revenue	49,594	37,982
Gross profit	26,623	23,063
Total operating expenses	19,754	18,276

Income from operations	6,869	4,787

Other income (expense):
Interest income	698	605
Foreign currency transaction gains (losses)	441	(182)
Other, net	101	(23)
Total other income (expense)	1,240	400

Income before income tax expense	8,109	5,187
Income tax expense	1,970	1,232

Net income	$6,139	$3,955

Net income per share of common stock:
Basic	$0.25	$0.16
Diluted	$0.24	$0.16
Weighted average number of common shares outstanding
Basic	24,805,636	24,457,474
Diluted	25,485,948	25,328,317

Virtusa Corporation and Subsidiaries

Consolidated Statement of Cash Flows

(In thousands, unaudited)

	Three Months Ended June 30,
	2012	2011

Cash flows provided by (used for) operating activities:
Net income	$6,139	$3,955
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	2,049	1,806
Share-based compensation expense	1,350	1,229
Gain on disposal of property and equipment	(110)	(2)
Foreign currency (gains) losses, net	(441)	182
Net changes in operating assets and liabilities:
Accounts receivable, net	637	(4,349)
Prepaid expenses and other current assets	(372)	(512)
Other long-term assets	(314)	(787)
Accounts payable	(3,267)	(2,458)
Accrued employee compensation and benefits	(5,146)	(2,719)
Accrued expenses—other	10	888
Income taxes payable	1,774	1,156
Other long-term liabilities	65	(829)
Net cash provided by (used for) operating activities	2,374	(2,440)
Cash flows (used for) provided by investing activities:
Proceeds from sale of property and equipment	116	110
Purchase of short-term investments	(2,290)	(1,919)
Proceeds from sale or maturity of short-term investments	837	22,754
Purchase of long-term investments	(2,946)	(1,400)
Proceeds from sale or maturity of long-term investments	200	7,031
Purchase of property and equipment	(3,116)	(3,369)
(Increase) decrease in restricted cash	(306)	4
Net cash (used for) provided by investing activities	(7,505)	23,211
Cash flows used for financing activities:
Proceeds from exercise of common stock options	132	1,401
Purchase of treasury stock	(1,408)	—
Payment of contigent consideration related to acquisition	—	(1,620)
Principal payments on capital lease obligation	(1,018)	(932)
Net cash provided by financing activities	(2,294)	(1,151)
Effect of exchange rate changes on cash and cash equivalents	(2,501)	93
Net (decrease) increase in cash and cash equivalents	(9,926)	19,713
Cash and cash equivalents, beginning of period	58,105	50,218
Cash and cash equivalents, end of period	$48,179	$69,931

Supplemental Non-GAAP Financial Information as of June 30, 2012 and 2011

Reconciliation to total cash and cash equivalents, short-term investments and long-term investments:

Cash and cash equivalents, end of period	$48,179	$69,931

Short-term investments	25,240	27,415
Long-term investments	4,951	7,682
Total short-term and long-term investments, end of period	30,191	35,097

Total cash and cash equivalents, short-term investments and long-term investments	$78,370	$105,028

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